Exhibit 99.2

ZILLOW, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Zillow, Inc. (“Zillow”) and Diverse Solutions, Inc. (“Diverse Solutions”) after giving effect to Zillow’s acquisition of substantially all of the operating assets, including intellectual property rights and intangible assets, of Diverse Solutions (“the Acquisition”) and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The effective date of the Acquisition was October 31, 2011.

The unaudited pro forma condensed combined balance sheet as of September 30, 2011 is presented as if the Acquisition occurred on September 30, 2011. The unaudited pro forma condensed combined statement of operations of Zillow and Diverse Solutions for the nine months ended September 30, 2011 is presented as if the Acquisition had taken place on January 1, 2011. The unaudited pro forma condensed combined statement of operations of Zillow and Diverse Solutions for the year ended December 31, 2010 is presented as if the Acquisition had taken place on January 1, 2010.

The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon a preliminary valuation. The estimated fair values of certain assets and liabilities have been determined with the assistance of a third-party valuation firm and such firm’s preliminary work. Our estimates and assumptions are subject to change upon the finalization of the valuation. The primary areas of the purchase price allocation which are not yet finalized relate to identifiable intangible assets and goodwill.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the results of operations or financial position of Zillow that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial position of Zillow. The unaudited pro forma financial statements do not reflect any operating efficiencies and cost savings that Zillow may achieve with respect to the combined companies. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of Zillow included in the Registration Statement filed with the Securities and Exchange Commission on July 20, 2011 and subsequent quarterly reports on Form 10-Q, and in conjunction with the historical financial statements of Diverse Solutions included in Exhibit 99.1 of this Form 8-K/A.

ZILLOW, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2011

(in thousands, except share data)

			Pro Forma Adjustments (Note 3)
	Historical				Pro Forma Combined
	Zillow	Diverse Solutions
Assets
Current assets:
Cash and cash equivalents	$95,813	$31	$(5,571	) (A)	$90,273
Accounts receivable, net	6,115	32	—		6,147
Prepaid expenses and other current assets	848	7	—		855

Total current assets	102,776	70	(5,571)		97,275
Property and equipment, net	8,252	189	(142	) (B)	8,299
Goodwill	1,140	—	2,575	(C)	3,715
Intangible assets, net	1,714	—	3,051	(D)	4,765
Other assets	40	5	—		45

Total assets	$113,922	$264	$(87)		$114,099

Liabilities and shareholders’ equity (deficit)
Current liabilities:
Accounts payable	$3,734	$1	$—		$3,735
Accrued expenses and other current liabilities	4,063	38	—		4,101
Accrued compensation and benefits	1,597	338	(296	) (E)	1,639
Due to shareholder	—	562	(562	) (F)	—
Deferred revenue	5,734	503	(412	) (G)	5,825
Deferred rent, current portion	27	4	—		31

Total current liabilities	15,155	1,446	(1,270)		15,331
Deferred rent, net of current portion	629	1	—		630
Other non-current liabilities	471	—	—		471
Commitments and contingencies
Shareholders’ equity (deficit)	97,667	(1,183)	1,183	(H)	97,667

Total liabilities and shareholders’ equity (deficit)	$113,922	$264	$(87)		$114,099

See accompanying notes to unaudited pro forma condensed combined financial statements.

ZILLOW, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2011

(in thousands, except per share data)

			Pro Forma Adjustments (Note 3)		Pro Forma Combined
	Historical
	Zillow	Diverse Solutions
Revenue	$46,162	$1,776	$—		$47,938
Costs and expenses:
Cost of revenue (exclusive of amortization) (1)	7,614	405	—		8,019
Sales and marketing	18,150	331	—		18,481
Technology and development	10,148	627	1,039	(I)	11,814
General and administrative (2)	10,151	266	—		10,417

Total costs and expenses	46,063	1,629	1,039		48,731

Income (loss) from operations	99	147	(1,039)		(793)
Other income	79	—	—		79
Net income (loss)	$178	$147	$(1,039)		$(714)

Net income (loss) attributable to common shareholders	$178				$(714)
Net income (loss) per share attributable to common shareholders — basic and diluted	$0.01				$(0.04)
Weighted-average shares outstanding — basic	17,141				17,216
Weighted-average shares outstanding — diluted	20,220				17,216
(1) Amortization of website development costs and intangible assets included in technology and development is as follows:	$3,918	$84	$482	(J)	$4,484
(2) General and administrative includes a facility exit charge as follows:	$1,737	$—	$—		$1,737

See accompanying notes to unaudited pro forma condensed combined financial statements.

ZILLOW, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2010

(in thousands, except per share data)

			Pro Forma Adjustments (Note 3)
	Historical				Pro Forma Combined
	Zillow	Diverse Solutions
Revenue	$30,467	$1,322	$—		$31,789
Costs and expenses:
Cost of revenue (exclusive of amortization) (1)	4,973	393	—		5,366
Sales and marketing	14,996	266	—		15,262
Technology and development	10,651	352	1,384	(I)	12,387
General and administrative	6,684	438	—		7,122

Total costs and expenses	37,304	1,449	1,384		40,137

Loss from operations	(6,837)	(127)	(1,384)		(8,348)
Other income	63	—	—		63
Net loss	$(6,774)	$(127)	$(1,384)		$(8,285)

Net loss attributable to common shareholders	$(6,774)				$(8,285)
Net loss per share attributable to common shareholders — basic and diluted	$(0.53)				$(0.64)
Weighted-average shares outstanding — basic and diluted	12,770				12,845
(1) Amortization of website development costs and intangible assets included in technology and development is as follows:	$4,184	$42	$642	(J)	$4,868

See accompanying notes to unaudited pro forma condensed combined financial statements.

ZILLOW, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2011 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2011 and for the year ended December 31, 2010 are based on the historical financial statements of Zillow and Diverse Solutions after giving effect to Zillow’s acquisition of Diverse Solutions (“the Acquisition”) and the assumptions and adjustments described in the notes herein. No pro forma adjustments were required to conform Diverse Solutions’ accounting policies to Zillow’s accounting policies.

The unaudited pro forma condensed combined balance sheet as of September 30, 2011 is presented as if the Acquisition occurred on September 30, 2011. The unaudited pro forma condensed combined statement of operations of Zillow and Diverse Solutions for the nine months ended September 30, 2011 is presented as if the Acquisition had taken place on January 1, 2011. The unaudited pro forma condensed combined statement of operations of Zillow and Diverse Solutions for the year ended December 31, 2010 is presented as if the Acquisition had taken place on January 1, 2010.

The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon a preliminary valuation. The estimated fair values of certain assets and liabilities have been determined with the assistance of a third-party valuation firm and such firm’s preliminary work. Our estimates and assumptions are subject to change upon the finalization of the valuation. The primary areas of the purchase price allocation which are not yet finalized relate to identifiable intangible assets and goodwill.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the results of operations or financial position of Zillow that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial position of Zillow. The unaudited pro forma financial statements do not reflect any operating efficiencies and cost savings that we may achieve with respect to the combined companies. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of Zillow included in the Registration Statement filed with the Securities and Exchange Commission on July 20, 2011 and subsequent quarterly reports on Form 10-Q, and in conjunction with the historical financial statements of Diverse Solutions included in Exhibit 99.1 of this Form 8-K/A.

Note 2. Diverse Solutions Acquisition

On October 31, 2011, Zillow, Diverse Solutions and Justin LaJoie, the controlling shareholder of Diverse Solutions, entered into an Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which Zillow acquired substantially all of the operating assets, including intellectual property rights and intangible assets, of Diverse Solutions, a company that helps real estate agents market their businesses and improve their personal websites. Diverse Solutions’ software services include providing listings content and property search functionality for the Web and mobile platforms. Zillow intends to offer the services as part of Zillow’s platform of services to help agents grow their businesses and enhance their online presence.

In consideration for the acquisition of the operating assets of Diverse Solutions under the terms of the Purchase Agreement, Zillow assumed certain operating liabilities, paid Diverse Solutions $5,540,000 in cash and issued to Diverse Solutions 75,000 restricted shares of Zillow’s Class A common stock (the “Restricted Shares”). The Restricted Shares are subject to the terms and conditions of a Restricted Stock Agreement which became effective on October 31, 2011. The grant date fair value of the Restricted Shares is $2,226,750. One-third of the Restricted Shares will vest and no longer be subject to forfeiture on the first anniversary of the vesting commencement date, which is October 31, 2011, subject to Justin LaJoie’s continued employment or service to Zillow until such date. The remaining shares will vest ratably over the twenty-four months following such first anniversary, subject to Justin LaJoie’s continued employment or service to Zillow. In the event of Justin LaJoie’s termination of service by Zillow without cause or by Justin LaJoie for good reason, any unvested shares on the date of such termination will become vested and no longer subject to forfeiture.

The preliminary purchase price is $5,540,000 reflecting the cash amount issued, as the fair value of the Restricted Shares relates to post-combination services and will be recorded as share-based compensation expense over the vesting period. Zillow’s acquisition of substantially all of the operating assets of Diverse Solutions has been accounted for as a business combination, and assets acquired and liabilities assumed were recorded at their estimated fair values as of October 31, 2011. Goodwill as of the acquisition date is measured as the excess of consideration transferred, which is also generally measured at fair value, and the net of the acquisition date fair values of the assets acquired and the liabilities assumed.

Intangible assets acquired consisted of the following (in thousands):

		Amortization Period (in years)
Developed technology	$2,005	5
Customer relationships	645	4
Trademarks	401	5

Total intangible assets acquired	$3,051

The preliminary estimated fair value of the intangible assets acquired was determined based on a third-party valuation. We used a cost approach to measure the fair value of the developed technology and the trademarks based on the relief-from-royalty method. We used an income approach to measure the fair value of the customer relationships based on the discounted cash flow method, whereby the fair value is estimated based upon the present value of cash flows that the applicable asset is expected to generate. These fair value measurements were based on significant inputs not observable in the market and thus represent Level 3 measurements under the fair value hierarchy.

Net tangible assets were valued at their respective carrying amounts, as we believe that these amounts approximate their current fair values.

The purchase price allocation is preliminary and subject to revision as more information becomes available but will not be revised beyond twelve months after the acquisition date.

Acquisition-related expenses, including legal and accounting fees and other external costs directly related to the acquisition, were expensed as incurred.

Note 3. Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet:

(A) To record the following adjustments to cash (in thousands):

To record cash paid for the Acquisition	$(5,540)
To eliminate Diverse Solutions cash and cash equivalents*	(31)

Total adjustments to cash	$(5,571)

*	Diverse Solutions’ cash and cash equivalents balances are excluded assets under the terms of the Purchase Agreement.

(B) To record the difference between the preliminary fair value and the historical amount of Diverse Solutions’ website and software development costs.

(C) To record the preliminary fair value of goodwill related to the Acquisition.

(D) To record the preliminary fair value of intangible assets related to the Acquisition.

The following table summarizes the preliminary fair value of the intangible assets acquired and the related amortization expense on an annual basis and for a nine month period (in thousands):

	Preliminary Fair Value	Nine Months Ended September 30, 2011*	Year Ended December 31, 2010*	Amortization Period (in years)
Developed technology	$2,005	$301	$401	5
Customer relationships	645	121	161	4
Trademarks	401	60	80	5

Total	$3,051	$482	$642

*	Pro forma amortization expense is calculated herein using the straight-line method.

(E) To eliminate accrued bonus expense related to employment agreements with certain key employees of Diverse Solutions, as the accrued bonus is an excluded liability under the terms of the Purchase Agreement.

(F) To eliminate the Diverse Solutions amount due to shareholder which is an excluded liability under the terms of the Purchase Agreement.

(G) To record the difference between the preliminary fair value and the historical carrying amount of Diverse Solutions’ deferred revenue. The preliminary fair value represents an amount equivalent to the estimated cost directly related to fulfilling the obligation plus a normal profit margin to perform the services.

(H) To eliminate Diverse Solutions’ historical shareholder’s deficit.

The following pro forma adjustments are included in the unaudited pro forma condensed combined statements of operations:

(I) To record the following adjustments to technology and development expense (in thousands):

	Nine Months Ended September 30, 2011	Year Ended December 31, 2010
To record amortization expense related to intangible assets acquired*	$482	$642
To record share-based compensation expense related to Restricted Share issuance**	557	742

Total adjustments to technology and development expense	$1,039	$1,384

*	See (D) above.
**	The share-based compensation expense related to the Restricted Shares issued in connection with the Acquisition will be recognized on a straight-line basis over a three-year vesting period based on the total October 31, 2011 grant date fair value of $2,226,750.

(J) To record amortization expense related to intangible assets acquired. See (D) above.

Note 4. Pro Forma Net Income (Loss) Per Share Attributable to Common Shareholders

The basic and diluted pro forma net income (loss) per share attributable to common shareholders are based on the weighted average number of shares of Zillow, Inc. outstanding and adjusted for the Class A common stock issued in the form of Restricted Shares in connection with the Acquisition, assuming the Restricted Shares had been issued at the beginning of each period presented (in thousands):

	Nine Months Ended September 30, 2011	Year Ended December 31, 2010
Shares used in computing basic net income (loss) per share attributable to common shareholders, as reported	17,141	12,770
Adjustment for issuance of Restricted Shares	75	75

Shares used in computing basic net income (loss) per share attributable to common shareholders, pro forma	17,216	12,845

For the nine months ended September 30, 2011 and the year ended December 31, 2010, respectively, 5,661,677 and 5,010,310 shares underlying stock options have been excluded from the calculation of diluted pro forma net loss per share attributable to common shareholders because their effect would have been antidilutive.